                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Stock Option Agreement with Gregory T. Lucier and Restricted Stock Agreement with Gregory T. Lucier, to be filed on or about May 27, 2003, of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Invitrogen Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                           ERNST & YOUNG LLP

San Diego, California
May 27, 2003